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                                                                   EXHIBIT 10.41
                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of October 24, 1997, between CODE-ALARM, INC., a Michigan corporation ("Grantor"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, in its capacity as Agent for Lenders.

                                 WITNESSETH:

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor (in such capacity, "Borrower"), the other Persons signatory thereto as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans to, and to incur Letter of Credit Obligations for the benefit of, the Borrower;

     WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the Loan Documents other than Litigation Collateral Documents (hereinafter, the "Loan Documents") and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations other than the Litigation Obligations (hereinafter, the "Obligations");

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

     2.   GRANT OF LIEN.

     (a) To secure the prompt and complete payment, performance and observance of all of the Grantor's Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a security interest in and lien upon all of its right, title and interest in, to and under the following property, other than Permitted Encumbrances, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

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        (i)     all Accounts;

        (ii)    all Chattel Paper;

        (iii)   all Contracts;

        (iv)    all Documents;

        (v)     all Equipment;

        (vi)    all Fixtures;

        (vii)   all General Intangibles;

        (viii)  all goods;

        (ix)    all Instruments;

        (x)     all Inventory;

        (xi)    all Investment Property;

        (xii)   All Borrower Accounts, Concentration Accounts,
                Disbursement Accounts, Funding Accounts, and all other deposit and other bank accounts and all deposits therein;

        (xiii)  all money, cash or cash equivalents of Grantor; and

        (xiv) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

    (b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.



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     3.   AGENT'S AND LENDERS' RIGHTS; LIMITATIONS ON AGENT'S AND LENDERS'
OBLIGATIONS.

     (a) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to Grantor, notify Account Debtors, parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Agent, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, Grantor shall so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

     (c) Agent may at any time in Agent's own name or in the name of Grantor communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

     4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that, on the Closing Date and, unless otherwise specified below, as of each time Grantor requests or accepts the proceeds of an Advance or Loan under the Credit
Agreement:



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     (a)  Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Lien hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances.

     (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

     (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on
Schedule I hereto and, with respect to locations of Collateral established after the Closing Date, such additional financing statements delivered to Agent pursuant to Section 4(g), a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers of Inventory in the ordinary course of business). All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

     (d) As of the Closing Date, Schedule II hereto lists all Instruments and Chattel Paper of Grantor, other than those having a face amount of less than $5,000 individually and an aggregate face amount of less than $10,000. All action by Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof), and on all Instruments and Chattel Paper of Grantor acquired after the Closing Date (other than those having a face amount of less than $5,000 individually and less than $10,000 in the aggregate, including those existing on the Closing Date), has been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto, and such Instruments and Chattel Paper acquired after the Closing Date, is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor.

     (e) Grantor's chief executive office, principal place of business, corporate offices, and, as of the Closing Date, all warehouses and premises where Collateral is stored or located and all locations of its books and records concerning the Collateral, are set forth on Schedule III hereto. Prior to Grantor's maintaining any Collateral at any other location, Grantor shall have obtained Agent's written consent thereto and shall have delivered to Agent signed financing statements with respect thereto and such additional documentation as may be required by Section 4(g) hereto.



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     (f)  With respect to the Accounts, except as specifically disclosed on the most recent Collateral Report delivered to Agent, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor's books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due, (vi) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (vii) no payments have been or shall be made thereon except payments immediately delivered to the Borrower Accounts or the Agent as required pursuant to the terms of Annex C to the Credit Agreement; and (viii) to Grantor's knowledge, all Account Debtors have the capacity to contract.

     (g) With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, except as specifically disclosed on such Collateral Report, (i) such Inventory is located at one of Grantor's locations set forth on Schedule III hereto, or at such other locations with respect to which Grantor shall have obtained Agent's prior written consent pursuant to clause (ii) hereof and delivered to Agent additional financing statements and other documents as may be required by clause (ii) hereof, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent's prior written consent, and if Agent gives such consent, Grantor will concurrently therewith deliver to Agent such additional financing statements as may be required by Agent with respect thereto and obtain, to the extent required by the Credit Agreement, bailee, consignee, landlord and mortgagee agreements with respect thereto, (iii) Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and
(vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default


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shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

     (h) Grantor has no interest in, nor title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto or, with respect to such property acquired or created after the Closing Date, as is described in writing to Agent within thirty (30) days of Grantor's acquisition or creation thereof. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, and the filing of appropriate financing statements listed on Schedule I hereto, perfected Liens, other than Permitted Encumbrances, in favor of Agent on Grantor's Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent's Lien on Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

     5. COVENANTS. Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

     (a) Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by Grantor or in which Grantor has any rights not heretofore assigned, (ii) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document, (iii) transferring Collateral to Agent's possession (for the benefit of Agent and Lenders) if such Collateral consists of Chattel Paper, Instruments (subject to the provisions of Section 4(d)) or if a Lien on such Collateral can be perfected only by possession, and
(iv) obtaining, or using its best efforts to obtain, waivers of Liens, if any exist, from landlords, bailees, consignees and mortgagees in accordance with the Credit Agreement. Grantor also hereby authorizes Agent, for the benefit of Agent and Lenders, to file any such financing or continuation statements without the signature of Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent immediately upon Grantor's receipt thereof.



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          (b)    Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. Subject to the materiality exceptions set forth in Section 4(d), Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders."

          (c)    Covenants Regarding Patent, Trademark and Copyright Collateral.

          (i) Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

          (ii) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

          (iii) Grantor shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

          (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Agent promptly after Grantor learns thereof. Grantor shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation


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      or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

             (d) Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Document, General Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document, General Intangible or Instrument, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

             (e) Compliance with Terms of Accounts, etc. In all material respects, Grantor will perform and comply with all obligations in respect of its Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it is bound relating to the Collateral.

             (f) Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

             (g) Limitations on Disposition. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

             (h) Further Identification of Collateral. Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

             (i) Notices. Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.



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     6.  AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

     On the Closing Date Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent nor any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES TO THE EXTENT ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

     7.  REMEDIES; RIGHTS UPON DEFAULT.

     (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the



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extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

     Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall select, whether at Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except to the extent such arise out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days' prior written notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

     (b) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter


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acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

     9. LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     10. REINSTATEMENT. Notwithstanding anything contained herein to the contrary, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded, avoided or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. Notwithstanding anything contained herein to the contrary, in the event that any payment, or any part thereof, is rescinded, avoided, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, avoided, reduced, restored or returned.

     11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

     12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

     13. NO WAIVER; CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

     14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

     16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit
of Agent and Lenders, hereunder.   Grantor may not assign, sell, hypothecate or
otherwise transfer any interest in or obligation under this Security Agreement.

     17. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

     18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS

SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG GRANTOR, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     19. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY

JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE,
WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

     20. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     21. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

     22. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

     23. Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                     CODE-ALARM, INC.

                                     By: /s/ Rand Mueller
                                        ---------------------------------------
                                             Name: Rand Mueller
                                                   ----------------------------
                                             Title: President
                                                   ----------------------------

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as Agent

                                     By: /s/ Timothy S. Van Kirk
                                         --------------------------------------
                                             Name: Timothy S. Van Kirk
                                                   ----------------------------
                                             Title: Duly Authorized Signatory
                                                   ----------------------------

                                   SCHEDULE I



                              FILING JURISDICTIONS

1. UCC-1 Financing Statements:

   Debtor:     CODE-ALARM, INC.
   Locations:  (1)   Secretary of State of California
               (2)   Secretary of State of Michigan
               (3)   Secretary of State of Texas

2. UCC Fixture Financing Statements:

   Debtor:     CODE-ALARM, INC.
   Locations:  (1)   Oakland County, Michigan
               (2)   Williamson County, Texas

                                  SCHEDULE II



                                  INSTRUMENTS


                                     None.

                                  SCHEDULE III



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  AND RECORDS CONCERNING GRANTOR'S COLLATERAL


I.    Chief Executive Office and principal place of business of Grantor:

           950 E. Whitcomb
           Madison Heights, Michigan

II.   Corporate Offices of Grantor:

           950 E. Whitcomb
           Madison Heights, Michigan

III.  Warehouses:

           950 E. Whitcomb
           Madison Heights, Michigan

           16742 Burke Lane
           Huntington Beach, California

IV.   Other Premises at which Collateral is Stored or Located:

           300 Industrial Drive
           Georgetown, Texas

V. Locations of Records Concerning Collateral:

           950 E. Whitcomb
           Madison Heights, Michigan

           16742 Burke Lane
           Huntington Beach, California

                                  SCHEDULE IV


                       PATENTS, TRADEMARKS AND COPYRIGHTS

PATENTS:  CODE-ALARM

                             PATENT  REGISTRATIONS

     Mark                       Patent No.                      Issue Date
     ----                       ----------                      ----------

AUTOMOBILE BURGLAR               4,740,775                       4/26/88
ALARM

SECURITY SYSTEM                  5,543,778                       8/6/96

VEHICLE ANTITHEFT                4,107,543                       8/15/78
SYSTEM

SECURITY SYSTEM                  4,333,074                       6/1/82



                              PATENT APPLICATIONS

                                   Serial No.                   Filing Date
                                   ----------                   -----------

                                   08/624,146                    5/28/93
                                   08/774,954                    4/19/93
                                   08/842,374                    4/23/97
                                   08/838,684                    4/9/97

                               PATENT LICENSES

  Name of Agreement             Parties/Purpose              Date of Agreement
  -----------------             ---------------              -----------------

MAGNADYNE/NUTEK:             Code-Alarm licensed               April 1996
Cross License Agreement      "Price" patent to
                             Magnadyne/Nutek;
                             Magnadyne/Nutek
                             licensed "Chen"
                             patent to
                             Code-Alarm

BULLDOG                      Code-Alarm, Inc.                  September 1994
                             licensed "Price"
                             patent use to
                             Bulldog

AUDIOVOX                     Code-Alarm, Inc.                  August 1994
                             licensed "Stouffer"
                             patent to Audiovox




AUDIOVOX:  Cross             Code-Alarm licensed               August 1994
License Agreement            use of "Price" patent to
                             patent to Audiovox;
                             Audiovox licensed use of
                             "Posse" patent to
                             Code-Alarm

SHERWOOD                     Code-Alarm licensed use of        January 1997
                             "Price" patent to Sherwood

TRADEMARKS:  CODE-ALARM

                            TRADEMARK  REGISTRATIONS

  Mark                          Reg. No.                        Date
  ----                          --------                        ----

ELITE                           1,709,313                       8/18/92

The following table lists Code-Alarm's Common Law Trademarks. Where a federal Trademark has been abandoned, the prior Registration Number and Registration Date are included; where a federal Trademark Application has been abandoned, the Serial Number and Filing Date are included.

  Mark                    Prior Reg. No./Serial No.     Prior Reg./Filing Date
  ----                    -------------------------     ----------------------

MIRAGE                      1,528,131 (cancelled)         3/7/89
CODE-ALARM                  1,537,231 (cancelled)         5/2/89
SCORPION                    1,588,738 (cancelled)         3/27/90
FOCUS BAND                  74/360,227 (abandoned)        2/19/93
CRF                         74/360,230 (abandoned)        2/19/93
INTERCEPT                   74/020,162 (abandoned)        1/18/90
FALCON                      (abandoned)
LIVEWIRES                   Not Registered
MICRO-SHIELD                Not Registered
NIGHTHAWK                   Not Registered
PREDATOR                    Not Registered
RADICAL AUDIO DESIGN        Not Registered
RAD WIRES                   Not Registered

                           TRADEMARK APPLICATIONS

    Mark                        Serial No.                      Filing Date
    ----                        ----------                      -----------

CODE-ALARM                    75/333,752                          7/31/97
CODE-ALARM                    75/333,753                          7/31/97
CODE                          75/333,754                          7/31/97
CODE-ALARM and Design         75/333,755                          7/31/97
CODE-ALARM                    75/333,756                          7/31/97
PRO                           75/333,757                          7/31/97


                               TRADEMARK LICENSES


  Name of Agreement              Parties                     Date of Agreement
  -----------------              -------                     -----------------

None.

                                   EXHIBIT A

                               POWER OF ATTORNEY

     This Power of Attorney is executed and delivered by Code-Alarm, Inc., a Michigan corporation ("Grantor") to General Electric Capital Corporation, a New York corporation (hereinafter referred to as "Attorney"), as Agent for the benefit of Agent and Lenders, under a Credit Agreement and a Security Agreement, both dated as of October 24, 1997 and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

     Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time following the occurrence and during the continuation of an Event of Default, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; and (h) execute, in connection with sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this 24th day of October, 1997.


                                             CODE-ALARM, INC.

                                             By: /s/ Rand Mueller
                                                 -------------------------------
                                                  Name: Rand Mueller
                                                        ------------------------
                                                  Title: President
                                                        ------------------------



                                             ATTEST:


                                             By: /s/ Craig S. Camalo
                                                 -------------------------------
(SEAL)                                            Title: Vice President and CFO